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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

    Subsidiaries of the Company are as follows:

                                                                                          JURISDICTION
                                                                                        OF INCORPORATION
                                                                                     ----------------------

HBO & Company of Georgia                           100%                              Delaware, USA

HBO & Company (UK) Limited                         100%                              United Kingdom

HBO & Company (VI), Inc.                           100%                              U.S. Virgin Islands

HBO & Company Canada Ltd.                          100%                              Canada

HealthQuest Ltd.                                   100%  owned until merged with     Delaware, USA
                                                          HBO & Company of Georgia
                                                          in December 1992

HBO JV, Inc.                                       100%  owned by HBO & Company of   Delaware, USA
                                                          Georgia until dissolved
                                                          in 1993

IBAX Healthcare Systems Ltd.                       100%  owned until merged with     Canada
                                                          HBO & Company Canada Ltd.
                                                          in December 1994

Data-Med Computer Services Limited                 100%  owned by HBO & Company      United Kingdom
                                                          (UK) Limited
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